EXHIBIT 4.1


                                 XL CAPITAL LTD,
                                    as Issuer

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee

                         ______________________________

                          First Supplemental Indenture

                         Dated as of September 22, 2004

                                       to

                                    Indenture

                            Dated as of May 23, 2001

                         ______________________________



                   Zero-Coupon Convertible Debentures due 2021





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     FIRST SUPPLEMENTAL INDENTURE, dated as September 22, 2004 (this
"Supplemental Indenture"), between XL CAPITAL LTD, a Cayman Islands exempted limited company (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to State Street Bank and Trust Company, as trustee (the "Trustee"). All capitalized terms used herein and not defined herein have the meanings given them in the Indenture (as defined below).


                              W I T N E S S E T H :

     WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of May 23, 2001 (the "Indenture"), providing for the issuance of up to $1,020,000,000 aggregate principal amount at maturity (subject to increase as provided in the Indenture) of the Company's Zero-Coupon Convertible Debentures due 2021 (the "CARZ");

     WHEREAS, the Company and the Trustee desire to amend certain terms and conditions of the CARZ and the Indenture to surrender the rights conferred upon the Company by the Indenture by deleting the provisions thereof (and all related definitions and references) (i) granting the Company the option to pay for CARZ to be purchased by the Company at the option of any Holder pursuant to Section
3.7 of the Indenture in Ordinary Shares or in any combination of cash or Ordinary Shares and (ii) granting the Company the option, pursuant to Section
3.8 of the Indenture, to pay the Change in Control Purchase Price in Ordinary Shares;

     WHEREAS, Section 9.1 of the Indenture provides that, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the CARZ to, among other things, surrender any right or power conferred upon the Company by the Indenture and make any change that does not adversely affect the interests of the Holders in any material respect; and

     WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture and the CARZ as set forth herein have been duly taken;

     NOW THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements hereinafter set forth, each party hereto agrees as follows:

     SECTION 1. AMENDMENTS TO THE INDENTURE. The Indenture is hereby amended as follows:

     1. Section 1.2 is hereby amended and restated in its entirety as follows:

     Section 1.2 OTHER DEFINITIONS.

      Term:                                                        Defined in:

      "Accreted Conversion Price".....................              Exhibit A
      "Accreted Value"................................              Exhibit A

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      Term:                                                        Defined in:

      "Accreted Value Conversion".....................              Exhibit A
      "Agent Members".................................              2.12(e)
      "Average Sale Price"............................              10.1
      "beneficial owner"..............................              3.8(a)
      "cash"..........................................              3.7(b)
      "Change in Control".............................              3.8(a)
      "Change in Control Notice"......................              3.8(b)
      "Change in Control Notice Date..................              3.8(b)
      "Change in Control Purchase Date"...............              3.8(a)
      "Change in Control Purchase Notice".............              3.8(c)
      "Change in Control Purchase Price"..............              3.8(a)
      "Company Notice"................................              3.7(c)
      "Company Notice Date"...........................              3.7(c)
      "Conversion Agent"..............................              2.3
      "Conversion Date"...............................              10.2
      "Conversion Period".............................              Exhibit A
      "Conversion Rate"...............................              10.1
      "Depositary"....................................              2.1(a)
      "DTC"...........................................              2.1(a)
      "Event of Default"..............................              6.1
      "Exchange Act"..................................              2.13(e)
      "Ex-Dividend Time"..............................              10.1
      "Extraordinary Cash Dividend"...................              10.8
      "Interest Payment Date".........................              Exhibit A
      "Legal Holiday".................................              11.8
      "Legend"........................................              2.6(f)
      "Market Price"..................................              10.3
      "Notice of Default".............................              6.1
      "Parity Value"..................................              Exhibit A
      "Paying Agent"..................................              2.3
      "Purchase Date".................................              3.7(a)
      "Purchase Notice"...............................              3.7(a)
      "Purchase Price"................................              3.7(a)
      "QIB"...........................................              2.1(a)
      "Redemption Price"..............................              Exhibit A
      "Registrar".....................................              2.3
      "Reset Rate"....................................              Exhibit A
      "Reset Rate Agent"..............................              2.4
      "Rule 144A Information".........................              4.6
      "Sale Price"....................................              10.1
      "Securities Act"................................              2.7(f)
      "Time of Determination".........................              10.1
      "Trading Price".................................              Exhibit A


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      Term:                                                        Defined in:

      "Upward Interest Adjustment"....................              Exhibit A

          2. Section 2.7(f) is hereby amended by deleting the reference therein to "the Securities Act" and replacing such reference with "the Securities Act of 1933, as amended (the "Securities Act")."

          3. Clause (1) of Section 2.13(e) is hereby amended by deleting the reference therein to "the Exchange Act" and replacing such reference with "the Securities Exchange Act of 1934, as amended (the "Exchange Act")."

          4. Section 3.7 is hereby amended and restated in its entirety as follows:

     "Section 3.7 PURCHASE OF SECURITIES BY THE COMPANY AT OPTION OF THE HOLDER.
(a) GENERAL. Securities shall be purchased by the Company pursuant to Paragraph 7 of the Securities at the option of the Holder on May 23, 2002, May 23, 2004, May 23, 2006, May 23, 2008, May 23, 2011 and May 23, 2016 or the next Business Day following such dates to the extent such dates are not Business Days (each, a "Purchase Date"), at the Accreted Value plus accrued and unpaid cash interest, if any, on such Purchase Date (the "Purchase Price"). Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

     (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the last day prior to such Purchase Date stating:

          (A) the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued,

          (B) the portion of the principal amount at maturity of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts at maturity of $1,000 or an integral multiple thereof, and

          (C) that such Security shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in Paragraph 7 of the Securities and in this Indenture; and

     (2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this
          Section 3.7 only if the Security so deliv-


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          ered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.7, a portion of a Security, if the principal amount at maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 3.7 shall be consummated by the delivery to the Paying Agent of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.7(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the last day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (b) PURCHASE WITH CASH. The Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.7(a) has been given, or a specified percentage thereof, shall be paid by the Company with U.S. legal tender ("cash") equal to the aggregate Purchase Price of such Securities.

     (c) NOTICE TO HOLDERS. At least 20 Business Days prior to any Purchase Date (the "Company Notice Date"), the Company shall give notice to Holders setting forth information specified in this Section 3.7(c) (the "Company Notice").

     Each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

          (i) the Purchase Price and the then Conversion Rate;

          (ii) the name and address of the Paying Agent and the Conversion that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article X hereof and Paragraph 8 of the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (iii) that Securities must be surrendered to the Paying Agent to collect payment;

          (iv) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);


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          (v) the procedures the Holder must follow to exercise its put rights under this Section 3.7 and a brief description of those rights;

          (vii) briefly, the conversion rights of the Securities;

          (viii) the procedures for withdrawing a Purchase Notice;

          (ix) that, unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted, interest, if any, on such Securities will cease to accrue on the Purchase Date; and

          (x) the CUSIP number of the Securities.

     At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

     (d) NOTICE TO TRUSTEE. At least three Business Days before each Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

          (i) the information required to be in the Company Notice by Section 3.7(c), and

          (ii) whether the Company desires the Trustee to give the Company Notice required by Section 3.7(c).

     (e) PROCEDURE UPON PURCHASE. The Company shall deposit cash, at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 3.7."

     5. Section 3.8 is hereby amended and restated in its entirety as follows:

          "Section 3.8 PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON A CHANGE IN CONTROL. (a) If a Change in Control occurs, the Securities not previously purchased by the Company shall be purchased by the Company, at the option of the Holder thereof, at the Purchase Price on the Change in Control Purchase Date (the "Change in Control Purchase Price"), as of the date that is 45 days after the date of the Change in Control Purchase Notice delivered by the Company (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.8(c).

          A "Change in Control" shall be deemed to have occurred at such time after the Securities are originally issued as either of the following events shall occur:

          (i) any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's Capital Stock entitling the person to exercise 50% or


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     more of the total voting power of all shares of the Company's Capital Stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans and other than any transaction contemplated by clause (a)(ii)(B) of this Section 3.8; or

          (ii) the Company merges or consolidates with or into any other person (other than a Subsidiary), any merger of another person (other than a Subsidiary) into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another person (other than a Subsidiary), other than any transaction: (A) that does not result in any reclassification, conversion, exchange or cancellation of the Company's outstanding Ordinary Shares (other than the cancellation of any of the Company's outstanding Ordinary Shares held by the person with whom the Company mergers or consolidates), or (B) pursuant to which the holders of the Company's Ordinary Shares immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or (C) which is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding Ordinary Shares solely into shares of common stock of the surviving entity.

Notwithstanding the foregoing provisions of this Section 3.8, a Change in Control shall not be deemed to have occurred if (A) the closing price per Ordinary Share on the NYSE or, if the Ordinary Shares are not listed on the NYSE, on the principal other national or regional securities exchange on which the Ordinary Shares are then listed, or if the Ordinary Shares are not listed on a U.S. national or regional exchange, as reported on the National Association of Securities Dealers Automated Quotation System, of if the Ordinary Shares are not quoted on the National Association of Securities Dealers Automated Quotation System, as reported on the principal other market on which the Ordinary Shares are then traded, for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of Capital Stock, or the period of 10 consecutive trading days ending immediately before the Change in Control, in the case of Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price of the Securities in effect on each of those trading days or (B) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Change in Control under clause (i) and/or clause (ii) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the Securities become convertible into such common stock. For purposes of this Section 3.8, (x) the conversion price is equal to $1,000 divided by the Conversion Rate, (y) whether a person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act and (z) "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

     At least three Business Days before the Change in Control Notice Date (as defined below), the Company shall deliver an Officers' Certificate to the Trustee specifying:


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          (i) the information required by Section 3.8(b); and

          (ii) whether the Company desires the Trustee to give the Change in Control Notice required by Section 3.8(b).

     (b) No later than 30 days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control (the "Change in Control Notice," the date of such mailing, the "Change in Control Notice Date") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:

     (1) briefly, the nature of the Change in Control and the date of such Change in Control;

     (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.8 must be given;

     (3)  the Change in Control Purchase Date;

     (4)  the Change in Control Purchase Price;

     (5)  the name and address of the Paying Agent and the Conversion Agent;

     (6)  the then existing Conversion Rate and any adjustments thereto;

     (7) that the Securities as to which a Change in Control Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 10 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

     (8) that the Securities must be surrendered to the Paying Agent to collect payment;

     (9) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in (8);

     (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.8;

     (11) briefly, the conversion rights, if any, of the Securities;

     (12) the procedures for withdrawing a Change in Control Purchase Notice;


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     (13) that, unless the Company defaults in making payment of such Change in
          Control Purchase Price, interest, if any, on Securities surrendered for purchase by the Company will cease to accrue on and after the Change in Control Purchase Date; and

     (14) the CUSIP number(s) of the Securities.

     The delivery of such Security to the Paying Agent with the Change in Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.8 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof set forth in the related Change in Control Purchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.8, a portion of a Security if the principal amount at maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 3.8 shall be consummated by the delivery of the consideration to be received by the Holder on the Change of Control Purchase Date.

     (c) A Holder may exercise its rights specified in Section 3.8(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time on or prior to the 30th day after the date the Company delivers its written Change in Control Notice, stating:

     (1) the certificate number of the Security which the Holder will deliver to be purchased;

     (2) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

     (3) that such Security shall be purchased pursuant to the terms and conditions specified in Paragraph 7 of the Securities.

     The delivery of such Security to the Paying Agent with the Change in Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.8 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof set forth in the related Change in Control Purchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.8, a portion of a Security if the principal amount at maturity of such portion is $1,000 or an in-


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tegral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 3.8 shall be consummated by the delivery of the consideration to be received by the Holder on the Change of Control Purchase Date.

     (d) PROCEDURE UPON PURCHASE. The Company shall deposit cash, at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Change in Control Purchase Price of all Securities to be purchased pursuant to this Section 3.8."

          6. Section 3.9 is hereby amended by deleting (1) the phrase "Section 3.7(d) or" wherever it appears therein, (2) the phrase "and/or securities" and (3) the last paragraph thereof.

          7. Section 3.10 is hereby amended by deleting the phrase "and/or Ordinary Shares if permitted hereunder."

          8. Section 3.13 is hereby amended and restated in its entirety as follows:

          "Section 3.13 REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Paragraph 12 of the Securities, together with interest thereon (subject to the provisions of Section 7.1(f)), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest thereon (subject to the provisions of Section 7.1(f))."

          9. Section 10.1 is hereby amended by inserting the following paragraph immediately before the last paragraph thereof:

     "The "Sale Price" of the Ordinary Shares on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported on the NYSE or, if the Ordinary Shares are not listed on the NYSE, then on the principal other national or regional securities exchange on which the Ordinary Shares then are listed, or if the Ordinary Shares are not listed on a U.S. national or regional exchange, as reported on the National Association of Securities Dealers Automated Quotation System, or if the Ordinary Shares are not quoted on the National Association of Securities Dealers Automated Quotation System, as reported on the principal other market on which the Ordinary Shares are then traded. In the absence of such quotations, the Company shall be entitled to determine the sales price on the basis of such quotations as it considers appropriate."

          10. Section 10.3 is hereby amended by inserting the following paragraph immediately following the last word thereof:

     "The "Market Price" means the average of the Sale Prices of the Ordinary Shares for the five trading day period ending on the third Business Day prior to the applicable Purchase Date (if the third Business Day prior to the applicable Purchase Date is a trading day, or if not, then on the last trading day prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the five trading day period and ending on the Purchase Date, of any event described in Sections 10.6, 10.7 or 10.8; subject, however, to the conditions set forth in Sections 10.10 and 10.11."

          11. The Form of Global Security attached as Exhibit A to the Indenture is hereby amended by such conforming amendments as are required by the amendments to the CARZ provided for in Section 2 of this Amendment.

     SECTION 2. AMENDMENTS TO THE CARZ. The CARZ are hereby amended as follows:

          1. Paragraph 4 of the CARZ is hereby amended and restated in its entirety as follows:

"4. INDENTURE AND SUPPLEMENTAL INDENTURE.

     The Company issued the Securities under an Indenture dated as of May 23, 2001 (the "Indenture"), between the Company and the Trustee. Pursuant to Section
9.1 of the Indenture, the Company and the Trustee entered into a supplemental indenture, dated September 22, 2004 (the "Supplemental Indenture"), to surrender certain rights conferred upon the Company by the Indenture. The terms of the Securities include those stated in the Indenture, as supplemented by the Supplemental Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture, as supplemented by the Supplemental Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture, the Supplemental Indenture, and the TIA for a statement of those terms.

     The Securities are general unsecured obligations of the Company limited to $1,020,000,000 aggregate principal amount at maturity (subject to increase pursuant to Section 2.7 of the Indenture and Upward Interest Adjustments). The Indenture does not limit other indebtedness of the Company, secured or unsecured."

          2. Paragraph 7(a) of the CARZ is hereby amended by deleting the last paragraph thereof and replacing such paragraph with the following:

     "The Purchase Price shall be paid in cash."

          3. Paragraph 7(b) of the CARZ is amended and restated in its entirety as follows:


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

          "(b) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Securities held by such Holder within 30 days (which purchase shall occur 45 days after the date of such offer) after the occurrence of a Change in Control of the Company (as defined in the Indenture) for a Change in Control Purchase Price equal to the Accreted Value plus accrued and unpaid cash interest, if any, on the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash."

          4. Paragraph 7(c) of the CARZ is amended and restated in its entirety as follows:

          "(c) Holders have the right to withdraw any Purchase Notice delivered pursuant to Paragraph 7(a) above or Change in Control Purchase Notice delivered pursuant to Paragraph 7(b), as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

          If cash sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date and other interest ceases to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Change in Control Purchase Price upon surrender of such Security."

          5. The CARZ, as amended by the provisions of this Supplemental Indenture, shall bear a notation substantially to the following effect:

     "THE TERMS OF THIS SECURITY HAVE BEEN AMENDED TO THE EXTENT PROVIDED IN THE SUPPLEMENTAL INDENTURE, DATED SEPTEMBER 22, 2004, BETWEEN THE COMPANY AND TRUSTEE. THE SUPPLEMENTAL INDENTURE WAS ENTERED INTO BETWEEN THE COMPANY AND THE TRUSTEE PURSUANT TO SECTION 9.1 OF THE INDENTURE TO SURRENDER A RIGHT CONFERRED UPON THE COMPANY BY THE INDENTURE. THE TERMS OF THIS SECURITY INCLUDE THOSE STATED IN THE INDENTURE, AS SUPPLEMENTED BY THE SUPPLEMENTAL INDENTURE, AND HOLDERS ARE REFERRED TO THE INDENTURE AND THE SUPPLEMENTAL INDENTURE FOR A STATEMENT OF THOSE TERMS."

     The Trustee hereby agrees to cause the CARZ to bear the above notation pursuant to Section 9.5 of the Indenture.

     SECTION 3. RATIFICATION. Except as hereby expressly amended, the Indenture and the CARZ are in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture.


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

     SECTION 4. EFFECTIVENESS. This Supplemental Indenture shall be effective upon execution hereof by the Company and the Trustee.

     SECTION 5. GOVERNING LAW. This Supplemental Indenture and the Indenture as supplemented and amended hereby and the CARZ shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

     SECTION 6. TRUSTEE MAKES NO REPRESENTATION. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Company.

     SECTION 7. HEADINGS. The headings of this Supplemental Indenture have been inserted for convenience or reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.


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




     IN WITNESS WHEREOF, XL CAPITAL LTD has caused this Supplemental Indenture to be duly executed as a deed the day and year first before written.

The common seal of   )
XL CAPITAL LTD       )
was hereunto affixed )
in the presence of   )                             [SEAL]



     /s/ Paul S. Giordano
-------------------------------------
Name:    Paul S. Giordano
Title:   Executive Vice President
         General Counsel & Secretary


Witness:

     /s/ Christopher V. Greetham
-------------------------------------
Name:    Christopher V. Greetham
Title:   Executive Vice President &
         Chief Investment Officer

     IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Supplemental Indenture as of the date first above written.

                                   U.S. BANK NATIONAL
                                     ASSOCIATION, as Trustee


                                   By:  /s/ Arthur L. Blakeslee
                                        -------------------------------
                                        Name:   Arthur L. Blakeslee
                                        Title:  Vice President







                                      S-2